Exhibit 99.1

Contact:
Monique Greer
720-540-5268
mgreer@allos.com

Allos Therapeutics Appoints Dr. Charles Morris as Chief Medical Officer

WESTMINSTER, Colo., April 27, 2010 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced the appointment of Charles Morris, MB ChB, MRCP, as executive vice president, chief medical officer, effective today.  In his position, Dr. Morris will lead the Company’s clinical development functions, including clinical operations, medical affairs, regulatory and biometrics.

“We are delighted to welcome Charlie to Allos,” said Paul L. Berns, president and chief executive officer of Allos Therapeutics.  “Charlie’s extensive oncology drug development experience and demonstrated track record of gaining international regulatory approvals, as well as leading research and development teams, will be extremely valuable as we continue to advance our prioritized product development and commercialization plan for FOLOTYN.”

Dr. Morris said, “Allos has built a great foundation with the approval of FOLOTYN for patients with relapsed or refractory peripheral T-cell lymphoma.  I look forward to working with my colleagues to make a difference in the lives of people around the world, as we work towards expanding FOLOTYN’s reach outside the U.S. and investigate its clinical utility in other hematologic cancers and solid tumor indications.”

Dr. Morris brings to Allos more than fifteen years of medical and international biopharmaceutical research and development experience.  He joined Cephalon, Inc. in 2007 and most recently served as vice president worldwide clinical research responsible for leading a large clinical research group focused on medical science, clinical pharmacology, clinical operations, medical writing, biometrics and biostatistics focused on Cephalon’s oncology, immunology and neuroscience development portfolios.  His significant contributions helped Cephalon achieve the first oncology drug approvals for TREANDA® (bendamustine HCI) for chronic lymphocytic leukemia (CLL) and B-cell non-Hodgkin’s lymphoma (NHL).  Prior to Cephalon, Dr. Morris spent the majority of his career at AstraZeneca Pharmaceuticals (formerly Zeneca Pharmaceuticals), where he most recently served as vice president clinical development projects, oncology.  He held a number of leadership roles during his tenure with AstraZeneca including leading the clinical aspects of the company’s successful new drug application submission for FASLODEX® (fulvestrant) for metastatic breast cancer, supporting marketed products for breast and prostate cancers, and later providing oversight for the clinical development of all late stage pipeline and marketed products.  Dr. Morris received Degrees of Bachelor of Medicine and Bachelor of Surgery, Degree of Bachelor of Medical Science in Clinical Pharmacology and Therapeutics from the Sheffield University Medical School, United Kingdom, and is a member of the Royal College of Physicians of London.

About Allos Therapeutics
Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor. FOLOTYN is the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma. Allos is also developing FOLOTYN in other potential indications. Allos retains exclusive worldwide rights to FOLOTYN for all indications. Allos is headquartered in Westminster, CO. For additional information, please visit www.allos.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve significant risks and uncertainties.  Additional information concerning these forward-looking statements and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in the presentation. All forward-looking statements are based on information currently available to the Company on the date thereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of these presentations, except as required by law.

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